Exhibit 10.2

                               FIRST Amendment to
                         Executive Employment Agreement
                              Frederick G. Beisser



This FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (First Amendment") is entered into as of February 23, 2007, effective as of October 31, 2006, by and between PlanGraphics Inc, a Colorado Corporation, formerly known as Integrated Spatial Information Solution, Inc. (`Employer") and Frederick G. Beisser ("Executive").

WHEREAS, Executive and Employer are parties to an Executive Employment Agreement dated January 1, 2002 ("the Agreement"); and

WHEREAS, the term of the Agreement was previously extended from time to time through October 31, 2006,

WHEREAS, the parties mutually desire to further extend the term and modify the provisions of the Agreement effective November 1, 2006.

NOW THEREFORE, and in consideration of the mutual covenants and agreements hereunder contained, the parties hereby agree as follows:

     1) Paragraph 2 of this Agreement is hereby amended to change the Expiration Date to December 31, 2007.

     2) Paragraph 14, Notices, is hereby amended to read as follows: Any written notice to be given to Employer under the terms of this Agreement shall be addressed to Employer as follows, unless the Executive is notified in writing of a change of address:

          PlanGraphics Inc
          112 East Main Street
          Frankfort KY 40601

     3) Paragraph A-1 of Exhibit A Salary shall be amended to include the following:

          Beginning October 1, 2006, the Executive shall place in a deferred salary account the equivalent of 1 month of the Executive's FY 2007 gross salary ($4,950) and fifteen percent (15%) of the Executive's annual salary, $9,900, collectively referred to as "the Executive's Salary Deferral".

     4) Paragraph A-2 Incentive Bonus shall be deleted in its entirety and replaced with the following:

          The Employer shall release the Executive's Salary Deferral based on the earnings of PlanGraphics Inc. of Maryland (the "Company") computed on a quarter by quarter basis and conditional on a positive EBITDA for the Fiscal Year ending September 30, 2007, as follows;

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          a)   An amount equal to 18% of gross salary if EBITDA is greater than
               $50K for any quarter and EBITDA exceeds $50K for the fiscal year

          b) An amount equal to 23% of gross salary if EBITDA is greater than $75K for any quarter and EBITDA exceeds $75K for the fiscal year

          c) An amount equal to 28% of gross salary if EBITDA is greater than $100K for any quarter and EBITDA exceeds $125K for the fiscal year

          d) 3% of the EBITDA greater than $100,000 per quarter if EBITDA exceeds $400K for the fiscal year.

          The amounts in the above paragraphs 4a) through 4c) are not accumulative; that is, if EBITDA exceeds $100K for any quarter and $125K for the FY, the deferred earnings equal 28% of gross salary, not the sum of 18%, 23%, and 28%. To the extent that the Incentive Bonus exceeds the Executive Salary Deferral, the amounts paid shall be considered "Additional Compensation" and are subject to applicable withholdings for taxes.

          To the extent that the Incentive Bonus exceeds the Executive Salary Deferral, the amounts paid shall be considered "Additional Compensation" and are subject to applicable withholdings for taxes.

          The Executive's Salary Deferral and Additional Compensation shall be released within 15 days of the completion, by internal accounting staff, of the 4th quarter financials for the Company and no later than February 28, 2008.

     5) Paragraph A-3 Commitment Compensation shall be deleted in its entirety and replaced with the following:

          As compensation for Executive's Agreement to the revised provisions of the Employment Agreement, Executive shall receive a stock option grant of 1,000,000 shares of the common stock of PlanGraphics fully vested and priced at the market price on October 31, 2006. The options will be exercisable for a period of five (5) years from issuance.

     6) Executive shall be compensated $5,000 in exchange of all accumulated unused PTOP hours in excess of 200 hours, as of and prior to September 30, 2006. All unused PTOP for FY 2007 and FY 2008 and existing at the date of termination of executive's employment will be paid within 30 days.

     7) Paragraph A-11 Separation Pay will be modified to include the following:

          Separation benefits shall be frozen at the amount accrued as of September 30, 2006 and with the exception of the provisions for Death of Executive, sub-paragraph (f), be reduced by 50% through August 3, 2007.

          On a change of control, and conditioned on the Company having a positive cumulative EBITDA at the end of the month prior to the change of control, an amount equal to and no greater than the Executive's Salary Deferral and Additional Compensation shall be immediately due to the Executive pursuant to paragraph A-4 of this Amendment and all stock options vested immediately.

          Under a change of control, the terms of Separation Pay shall revert to those existing on September 29, 2006.

     8)   All other terms and condition of the Agreement shall remain unchanged.

     EXECUTIVE                              PLANGRAPHICS, INC
                                            A Colorado Corporation

     /S/ Fred Beisser                       /S/ Ray O'Mara
     ------------------------               ---------------------
     Frederick G Beisser                    Ray O'Mara


     Date:   February 23, 2007              Date:  2/24/07